As filed with the Securities and Exchange Commission on September 10, 2008
Registration No. 333-130292

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

Post Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

FRONTIER OIL CORPORATION* (Exact name of registrant as specified in its charter)
WYOMING (State or other jurisdiction of incorporation or organization)		74-1895085 (I.R.S. Employer Identification No.)

10000 MEMORIAL DRIVE, SUITE 600
HOUSTON, TEXAS 77024-3411
(713) 688-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Michael C. Jennings
Executive Vice President & Chief Financial Officer
Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(713) 688-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copy To:
Robert V. Jewell, Esq.
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

______________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*           Includes certain subsidiaries of Frontier Oil Corporation identified on the following pages.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Common Stock of Frontier Oil Corporation	(1)
Preferred Stock of Frontier Oil Corporation
Senior Debt Securities of Frontier Oil Corporation
Subordinated Debt Securities of Frontier Oil Corporation
Warrants of Frontier Oil Corporation
Units of Frontier Oil Corporation
Purchase Contracts of Frontier Oil Corporation
Guarantees of Debt Securities Issued by Frontier Oil Corporation (2)

(1)           An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)           No separate consideration will be received for any guarantee of debt securities.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

(Exact Name of Additional Registrant as Specified in its Charter) (1)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Frontier Oil and Refining Company	Delaware	84-1018461
Frontier Refining & Marketing Inc.	Delaware	22-2899938
Frontier Holdings Inc.	Delaware	13-3504072
Frontier Refining Inc.	Delaware	22-2899378
Frontier El Dorado Refining Company	Delaware	91-2002334
Frontier Pipeline Inc.	Delaware	93-1023412
Ethanol Management Company	Colorado	84-0933639
____________
(1)  The address for each subsidiary guarantor registrant is 10000 Memorial Drive, Suite 600, Houston, Texas        77024-3411.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-130292) (the “Registration Statement”) of Frontier Oil Corporation and certain of its subsidiaries is being filed for the purposes  of (i) adding Ethanol Management Company to the Table of Subsidiary Guarantor Registrants, (ii) filing a supplemental indenture to our existing indenture, (iii) filing a Form T-1 and (iv) filing an updated ratio of earnings to fixed charges.  No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.  Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.  With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.

SEC registration fee	$	*
Blue Sky expenses, including legal fees		5,000
Printing and engraving expenses		50,000
Legal fees and expenses		75,000
Trustee fees and expenses		25,000
Rating agency fees		100,000
Accounting fees and expenses		40,000
Miscellaneous		5,000
Total		$300,000
_______________
*  The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

Item 15.  Indemnification of Directors and Officers

Our restated articles of incorporation, as amended, provide that we shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Frontier, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, proceeding or investigation, and judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  Our restated articles of incorporation, as amended, further provide that the termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 17-16-851(d) of the Wyoming Business Corporation Act provides that, unless ordered to do so by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met certain standards of conduct; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.  Section 17-16-852 of the Wyoming Business Corporation Act provides for mandatory indemnification of a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director, against reasonable expenses incurred in connection with the proceeding.  Section 17-16-856 of the Wyoming Business Corporation Act provides that an officer may be indemnified to the same extent as a director, and if he is not also a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract; however, officers may not be indemnified for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding.

Our restated articles of incorporation, as amended, also provide that expenses, including attorneys’ fees, incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of the action, suit or proceeding.  Section 17-16-853 of the Wyoming Business Corporation Act states that a corporation may advance reasonable expenses if the person incurring such expenses delivers to the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct and a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification and it is ultimately determined that he has not met the applicable standard of conduct.

In addition, our restated articles of incorporation, as amended, provide that we may purchase and maintain insurance providing coverage for any person who is or was a director, officer, employee or agent of Frontier, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity or arising out of his status, whether or not we would have the power to indemnify him under the provisions of our restated articles of incorporation, as amended.  This provision is generally consistent with Section 17-16-857 of the Wyoming Business Corporation Act.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and officers.

The certificates of incorporation, as amended and/or restated (if applicable), of Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Refining Inc., Frontier El Dorado Refining Company and Frontier Pipeline Inc. each provide that the corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, or DGCL, as amended from time to time, indemnify directors and officers of the corporation.  The certificate of incorporation, as amended, of Frontier Oil and Refining Company provides that, to the full extent permitted by the DGCL, no director of Frontier Oil and Refining Company shall be personally liable to the corporation or its stockholders for or with respect to any act or omission in the performance of his or her duties as director of the corporation.  The bylaws of each of Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Oil and Refining Company, Frontier Refining Inc., Frontier El Dorado Refining Company and Frontier Pipeline Inc. provide for the indemnification of officers and directors of the corporation to the fullest extent permitted by Delaware law.

Each of Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Oil and Refining Company, Frontier Refining Inc., Frontier Pipeline Inc. and Frontier El Dorado Refining Company are authorized by Section 145(a) of the DGCL to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.  Under Section 145(b) of the DGCL, a corporation may indemnify any person in an action by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action if the person acted in good faith and in a manner that the person believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation.

Pursuant to Section 145(c) of the DGCL, if a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify that person against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with their defense.  Section 145(d) of the DGCL provides that, unless ordered by a court, any indemnification can be made only after a determination that indemnification of a person is proper because that person has met the applicable standard of conduct.

DGCL Section 145(e) provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by a corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.  The bylaws of Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Refining Inc. and Frontier Pipeline Inc. provide for the advancement of expenses.  The certificate of incorporation and bylaws of Frontier El Dorado Refining Company provide for the advancement of expenses.

Under Section 145(g) of the DGCL, a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.  The bylaws of Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Refining Inc. and Frontier Pipeline Inc. and the certificate of incorporation of Frontier El Dorado Refining Company provide that each respective corporation may purchase and maintain such insurance.  The bylaws of Frontier Oil and Refining Company provide that the corporation must purchase and maintain such insurance provided that it is available at a reasonable cost.

The bylaws of Ethanol Management Company provide for the indemnification of officers and directors of the corporation consistent with the Colorado Business Corporations Act, or CBCA, as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes.

The CBCA governs a Colorado corporation’s obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. As to directors, the CBCA provides that a corporation may indemnify a director only if authorized in a specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the CBCA. The CBCA standard requires that a director must have acted in good faith, and for acts done in a director’s official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was at least not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful. In a proceeding brought by or in the right of the corporation, the director cannot be indemnified if he or she is adjudged liable to the corporation, unless a court orders the corporation to pay reasonable expenses to the director.  In a proceeding charging that that a director received an improper personal benefit, the director cannot be indemnified if he or she is adjudged liable to the corporation on the basis that the director received an improper personal benefit, unless a court orders the corporation to pay reasonable expenses to the director.  On the other hand, unless limited by the corporation’s articles of incorporation, the corporation must pay reasonable expenses that a director incurred in a proceeding in which he or she was wholly successful on the merits or otherwise in defending any civil or criminal proceeding to which the person was a party because he or she was a director of the corporation. The CBCA permits the corporation, if provided for by the corporation’s bylaws, action of the corporation’s board of directors or shareholders, or contract, to indemnify officers and employees to a greater extent than it may indemnify directors if such indemnification would not violate public policy, unless otherwise provided in the corporation’s articles of incorporation.  If a corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation is to give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting or, if the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice is to be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

        The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

Policies of insurance are maintained by each of the guarantors under which their directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors and officers.

Item 16.  Exhibits.

Exhibit Number	Description of Exhibits

1.1 ***	Form of Underwriting Agreement for each of the securities registered hereby.
3.1.1
Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated August 5, 1987 (incorporated by reference to Exhibit 3.1.1 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.2
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated June 14, 1988 (incorporated by reference to Exhibit 3.1.2 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.3
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated April 24, 1992 (incorporated by reference to Exhibit 3.1.3 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.4
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated April 27, 1998 (incorporated by reference to Exhibit 3.1.4 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.5	Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil Corporation dated May 23, 2005 (Exhibit 3.1 to Form 8-K, File Number 1-07627, filed May 24, 2005).
3.1.6	Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil Corporation dated June 12, 2006 (Exhibit 3.1 to Form 8-K, File Number 1-07627, filed June 15, 2006).
3.2.1
Fourth Restated Bylaws of Wainoco Oil Corporation (now Frontier Oil Corporation), as amended through February 20, 1992 (incorporated by reference to Exhibit 3.2 to Wainoco Oil Corporation’s Annual Report on Form 10-K (SEC File No. 001-07627), filed on March 10, 1993).

3.2.2	First Amendment to Fourth Restated Bylaws of Frontier Oil Corporation, effective December 31, 2007 (Exhibit 10.1 to Form 8-K, File Number 1-07627, filed January 4, 2008).
3.3.1**	Specimen Common Stock Certificate of Frontier Oil Corporation.
3.3.2**	Specimen Preferred Stock Certificate of Frontier Oil Corporation.
4.1***	Form of Senior Debt Indenture (including form of senior debt security).
4.2***	Form of Subordinated Debt Indenture (including form of subordinated debt security).
4.3***	Form of Warrant Agreement (including form of warrant certificate).
4.4***	Form of Purchase Contract.
4.5
Indenture, dated as of October 1, 2004, among Frontier Oil Corporation, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, relating to Frontier Oil Corporation’s 6.625% Senior Notes due 2011 (Exhibit 4.1 to Form 8-K, File Number 1-07627, filed October 4, 2004).

4.6*
First Supplemental Indenture, dated as of August 21, 2008, to Indenture dated October 1, 2004, among Frontier Oil Corporation, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, relating to Frontier Oil Corporation’s 6.625% Senior Notes due 2011.

5.1**	Opinion of Andrews Kurth LLP regarding the validity of the securities registered hereby.
5.2**	Opinion of Brown, Drew & Massey, LLP regarding the validity of the securities registered hereby.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
23.3**	Consent of Brown, Drew & Massey, LLP (included in Exhibit 5.2).
24.1**	Powers of Attorney (included on signature pages).
24.2*	Power of Attorney of W. Paul Eisman.
25.1*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.
25.2***	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Subordinated Debt Securities.

*      Filed herewith.
**    Previously filed as an exhibit to this Registration Statement.
*** To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

Item 17.  Undertakings

A.           Each of the undersigned registrants hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(b)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

B.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-130292) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of September, 2008.

FRONTIER OIL CORPORATION

By:	/s/ James R. Gibbs
Name:	James R. Gibbs
Title:	Chairman of the Board, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the 10th day of September, 2008.

/s/ James R. Gibbs	*
James R. Gibbs Chairman of the Board, President and Chief Executive Officer and Director (chief executive officer)	T. Michael Dossey Director

/s/ Michael C. Jennings	*
Michael C. Jennings Executive Vice President & Chief Financial Officer (principal financial officer)	James H. Lee Director

*	*
Nancy J. Zupan Vice President – Controller (principal accounting officer)	Paul B. Loyd, Jr. Director

*	*
Douglas Y. Bech Director	G. Clyde Buck Director

*
Michael E. Rose Director

*           /s/ Michael C. Jennings
Michael C. Jennings
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-130292 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of September, 2008.

FRONTIER OIL AND REFINING COMPANY FRONTIER REFINING & MARKETING INC. FRONTIER HOLDINGS INC. FRONTIER REFINING INC. FRONTIER EL DORADO REFINING COMPANY FRONTIER PIPELINE INC.

By:	/s/ James R. Gibbs
Name:	James R. Gibbs
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-130292 has been duly signed by the following persons in the capacities indicated and on the 10th day of September, 2008.

Signature	Title
/s/ James R. Gibbs James R. Gibbs	Chief Executive Officer and Director of each of the additional registrants listed directly above (Principal Executive Officer)
/s/ Michael C. Jennings Michael C. Jennings	Chief Financial Officer and Director of each of the additional registrants listed directly above (Principal Financial and Accounting Officer)
/s/ W. Paul Eisman W. Paul Eisman	Executive Vice President and Director of each of the additional registrants listed directly above

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-130292 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of September, 2008.

ETHANOL MANAGEMENT COMPANY

By:	/s/ James R. Gibbs
Name:	James R. Gibbs
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ethanol Management Company hereby constitutes and appoints Michael C. Jennings his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-130292 has been duly signed by the following persons in the capacities indicated and on the 10th day of September, 2008.

Signature	Title
/s/ James R. Gibbs James R. Gibbs	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Michael C. Jennings Michael C. Jennings	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ W. Paul Eisman W. Paul Eisman	Executive Vice President and Director

EXHIBIT INDEX

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated by reference:
Exhibit Number	Description of Exhibits

1.1 ***	Form of Underwriting Agreement for each of the securities registered hereby.
3.1.1
Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated August 5, 1987 (incorporated by reference to Exhibit 3.1.1 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.2
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated June 14, 1988 (incorporated by reference to Exhibit 3.1.2 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.3
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated April 24, 1992 (incorporated by reference to Exhibit 3.1.3 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.4
Articles of Amendment to the Restated Articles of Incorporation of Wainoco Oil Corporation (now Frontier Oil Corporation), dated April 27, 1998 (incorporated by reference to Exhibit 3.1.4 to Frontier Oil Corporation’s Registration Statement on Form S-4 (SEC File No. 333-120643), filed on November 19, 2004).

3.1.5	Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil Corporation dated May 23, 2005 (Exhibit 3.1 to Form 8-K, File Number 1-07627, filed May 24, 2005).
3.1.6	Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil Corporation dated June 12, 2006 (Exhibit 3.1 to Form 8-K, File Number 1-07627, filed June 15, 2006).
3.2.1
Fourth Restated Bylaws of Wainoco Oil Corporation (now Frontier Oil Corporation), as amended through February 20, 1992 (incorporated by reference to Exhibit 3.2 to Wainoco Oil Corporation’s Annual Report on Form 10-K (SEC File No. 001-07627), filed on March 10, 1993).

3.2.2	First Amendment to Fourth Restated Bylaws of Frontier Oil Corporation, effective December 31, 2007 (Exhibit 10.1 to Form 8-K, File Number 1-07627, filed January 4, 2008).
3.3.1**	Specimen Common Stock Certificate of Frontier Oil Corporation.
3.3.2**	Specimen Preferred Stock Certificate of Frontier Oil Corporation.
4.1***	Form of Senior Debt Indenture (including form of senior debt security).
4.2***	Form of Subordinated Debt Indenture (including form of subordinated debt security).
4.3***	Form of Warrant Agreement (including form of warrant certificate).
4.4***	Form of Purchase Contract.
4.5
Indenture, dated as of October 1, 2004, among Frontier Oil Corporation, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, relating to Frontier Oil Corporation’s 6.625% Senior Notes due 2011 (Exhibit 4.1 to Form 8-K, File Number 1-07627, filed October 4, 2004).

4.6*
First Supplemental Indenture, dated as of August 21, 2008, to Indenture dated October 1, 2004, among Frontier Oil Corporation, as issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, relating to Frontier Oil Corporation’s 6.625% Senior Notes due 2011.

5.1**	Opinion of Andrews Kurth LLP regarding the validity of the securities registered hereby.
5.2**	Opinion of Brown, Drew & Massey, LLP regarding the validity of the securities registered hereby.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
23.3**	Consent of Brown, Drew & Massey, LLP (included in Exhibit 5.2).
24.1**	Powers of Attorney (included on signature pages).
24.2*	Power of Attorney of W. Paul Eisman.
25.1*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.
25.2***	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the Subordinated Debt Securities.

*      Filed herewith.
**    Previously filed as an exhibit to this Registration Statement.
*** To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

Exhibit 12.1

Ratio of Earnings to Fixed Charges

	Year Ended December 31,										Six Months Ended
	2003		2004		2005		2006		2007		June 30, 2008
	As Adjusted (c)		As Adjusted (c)		As Adjusted (c)
EARNINGS AVAILABLE FOR
FIXED CHARGES
Income from continuing operations before income taxes	$7,761		$111,457		$447,255		$580,114		$768,873		$154,895
Add: fixed charges & amortization of capitalized interest	32,424		41,172		17,488		20,754		21,844		11,185
Less: capitalized interest	(586)		(65)		(2,576)		(3,753)		(8,072)		(4,052)
Adjusted Earnings	$39,599		$152,564		$462,167		$597,115		$782,645		$162,028

FIXED CHARGES
Interest expense (a)	$29,332		$37,638		$12,917		$15,892		$16,845		$8,615
Interest component of leases (b)	3,009		3,451		4,488		4,584		4,546		2,202
Fixed Charges	$32,341		$41,089		$174,050		$20,476		$21,391		$10,817

Ratio of Earnings to Fixed Charges	1.2	x	3.7	x	26.6	x	29.2	x	36.6	x	15.0	x

____________

(a)  Interest expense includes both expensed and capitalized as well as amortization of discount on the 11 3/4%  senior notes (2003 and 2004), amortization of deferred finance costs and facility fees.

(b)  Interest component of leases includes one-third of rental expense, which approximates the interest component of operating leases.

(c)  In the fourth quarter of 2006, we adopted a change in accounting method for the costs of turnarounds from the accrual method to the deferral method.  The 2003, 2004 and 2005 prior periods presented above have been adjusted to reflect the period specific effects of applying the new accounting principle.

Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and director of Frontier Oil and Refining Company, Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Refining Inc., Frontier Pipeline Inc. and Frontier El Dorado Refining Company hereby constitutes and appoints Michael C. Jennings his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Signature	Title
/s/ W. Paul Eisman W. Paul Eisman

Executive Vice President and Director of each of Frontier Oil and Refining Company, Frontier Refining & Marketing Inc., Frontier Holdings Inc., Frontier Refining Inc., Frontier Pipeline Inc. and Frontier El Dorado Refining Company